UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

CAMPBELL SOUP COMPANY

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT ENHANCED LP

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

FRANCI BLASSBERG

MATTHEW COHEN

SARAH HOFSTETTER

MUNIB ISLAM

LAWRENCE KARLSON

BOZOMA SAINT JOHN

KURT SCHMIDT

RAYMOND SILCOCK

DAVID SILVERMAN

MICHAEL SILVERSTEIN

GEORGE STRAWBRIDGE, JR.

WILLIAM TOLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Third Point Corrects the Record Regarding Campbell’s Latest Attempt to Mislead

Shareholders and Misrepresent Our Plan to Refresh the Recipe

Mails Shareholders a Summary of the Independent Slate’s Operational Plan Outlining a Path to End

Value Destruction and Restore Growth at Campbell

With the Stock Down More Than 20% This Year Alone, Campbell’s Assertion that It’s a “Waste of Time” to Listen to Its Non-Insider Shareholders is an Insult to All Shareholders, Whose Voices Should be Heard

Refutes Campbell’s Already Debunked Assertion That Third Point’s Only Plan is to Sell the Company

Reinforces the Case for Installing the Independent Slate, Which Will Bring Fresh Perspectives That Are Sorely-Needed in a Boardroom That Has Served Billionaire Heirs Instead of Shareholders for Too Long

We Encourage Shareholders to Assess Our Plan, Consider the Current Board’s Record of Destroying Your Value, and VOTE THE WHITE CARD to Elect the Independent Slate

NEW YORK—(BUSINESS WIRE)—Third Point LLC (LSE: TPOU) (“Third Point”), a New York-based investment firm managing approximately $17 billion in assets and a holder of approximately 7% of the outstanding common shares of Campbell Soup Company (NYSE: CPB) (“Campbell” or the “Company”), today mailed a summarized version of its 100-day operating plan to shareholders. Third Point added:

“We are dismayed that Campbell’s inept Board thinks it is appropriate to mislead shareholders by misrepresenting our plan in an obvious attempt to divert attention from its own track record, which can be simply summarized as zero value created for shareholders in twenty years. The Entrenched Board continues to make the same, debunked claim that the Independent Slate’s only plan is to sell the Company when we have stated clearly that our call for a sale was specific to the strategic review period with this dysfunctional leadership team in place. When the Entrenched Board did not reach this same conclusion during the strategic review and instead decided to muddle along and drive shares down further, we decided to challenge its leadership to benefit all shareholders. Since announcing our proxy plans, we have advanced thoughtful and thorough plans about how the Independent Slate will improve Campbell that are far more substantive than the Company’s plan, which is simply flaccid language about selling a few assets and hiring a CEO, which the Entrenched Board has proved unable to do for nearly six months.

Campbell further insults shareholders today by suggesting that it is a “waste of time” for non-insider, non-heir shareholders to express their views about how this company – which stock is down more than 20% in this year alone – can improve. The changes the Entrenched Board claims to have made are too little, too late and a simple stock chart shows the current directors are already failing to create value, just like this Entrenched Board’s previous “strategic plans”.

Our 100-day operating plan positions the Independent Slate to expeditiously implement operational, strategic, and financial initiatives that we believe the current Board does not have the expertise, vision, or will to execute.

It’s long past time that a qualified, independent Board has an opportunity to execute a thoughtful strategy that can yield better management, improvements across the corporate culture, a modernization of core products, and an enhanced focus on the Company’s legendary Soup brands.”

After reviewing our summarized plan here, we encourage shareholders to also review The Independents and Fiction vs. Fact to understand more about why the Independent Slate will respect Shareholder voices, end the Insider Board Members’ Reign of Error, and set Campbell on a new and profitable path. We urge all shareholders to VOTE THE WHITE CARD to elect the Independent Slate.

***

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

PLEASE REMEMBER TO CAN THE COMPANY’S CARD! If you return a Campbell’s proxy card – even by simply indicating “withhold” on the Company’s slate – you will revoke any vote you had previously submitted for the Third Point nominees on the WHITE proxy card.

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.

CONTACTS

For Media:

Third Point LLC

Elissa Doyle, 917-748-8533

Chief Marketing Officer

edoyle@thirdpoint.com

###

THIRD POINT’S PLAN TO REFRESH THE RECIPE AND RESTORE VALUE FOR CAMPBELL’S SHAREHOLDERS The Independent Slate’s 100-Day Plan is a thoughtful approach to fixing Campbell, which is falling apart under the current leadership. The stock is down over 20% this year but the current Board thinks you should leave them in charge of cleaning up this mess. WE CAN ALL DO BETTER IF YOU VOTE THE WHITE CARD

Fixing Campbell Is Hard Work And We Are Prepared To Do It. As Part of Our Plan: We will: Focus on improving Campbell’s iconic products 1 • We will focus on improving the soups you know and love to make them tastier, better-for-you and even more affordable. Demand accountability from a new CEO 2 with turnaround experience in the food & beverage industry • We have already identified highly qualified candidates for the job who are prepared to roll up their sleeves and modernize products, improve employee morale and help shareholders. We know these CEOs and have worked with them in the past. We will hold them accountable with reasonable compensation plans that serve shareholders. Source: Google Images 3 Prioritize food safety • Recent recalls of Goldfish crackers over salmonella fears and Campbell’s soup over misbranding and undeclared allergens have highlighted poor internal controls that are putting customers at risk. Get Campbell out from under its pile of debt 4 • We have a detailed strategic, financial and operational plan that will dramatically improve earnings and cash flow in order to reduce debt levels.

We Will NOT: Pay over $60 million to a lousy CEO like Denise 1 Morrison who did a bunch of value destroying deals instead of improving the core business. Buy fresh carrot and juice maker Bolthouse 2 Farms for $1.55 billion, break it, and then supposedly try to sell it back to the original owner for less than half the purchase price. Try to sell highly profitable “crown jewels” 3 like the Arnott’s Australian snacks business, just because the Company is in a jam. Protect billionaire sibling heirs and board 4 members Mary Alice Dorrance Malone and Bennett Dorrance, who collectively own ~33% of the Company and have NO accountability to other shareholders because of their inherited stake and blocking rights. • While your stock has declined over 20% this year, those family members have pocketed nearly $140 million in dividends from the Company! Footnote: Source of photo: http://www.eatingwell.com/article/290390/2017-american-foodhe-roes/#pic10; found via Google Images. Source of Compensation: Bloomberg 5

WE ARE ALIGNED WITH YOU

To learn more and read the full plan, go to
www.refreshcampbells.com and then

TIME TO
#REFRESHTHERECIPE

VOTE THE WHITE CARD
FOR CHANGE AND A BETTER PLAN
FOR CAMPBELL'S

THIRD POINT

ALIGNED WE ARE    WITH YOU Towww. learnrefreshcampbells. more and read the com full and plan, then go to FOR CHANGE VOTE THE AND WHITE A BETTER CARD PLAN    FOR CAMPBELL’S

Third Point Comments on Court Decision and Campbell’s Ongoing Effort to

Conceal Key Information from Shareholders Ahead of its Annual Meeting

Condemns the Company’s Statement Celebrating its Ability to

Continue Hiding Material Facts from Shareholders as Case Proceeds

NEW YORK—(BUSINESS WIRE)—Third Point LLC (LSE: TPOU) (“Third Point”), a New York-based investment firm managing approximately $17 billion in assets and a holder of approximately 7% of the outstanding common shares of Campbell Soup Company (NYSE: CPB) (“Campbell” or the “Company”), this afternoon issued the following statement:

“We are pleased that the Judge made clear that Third Point’s case to determine whether Campbell’s Board has misled shareholders will proceed. Although expedited discovery was not granted, shareholders deserve to know whether the current Board has acted truthfully and has put interests of shareholders ahead of those of insiders. We are proceeding with broad discovery, depositions, and document requests related to the strategic review process, executive compensation practices, and Bennett Dorrance’s outstanding loans via his pledged shares.

We believe today’s ruling represents an inflection point for shareholders, who should ask themselves one question: Should I vote to re-elect a Board of Directors that is committed to concealing facts to avoid accountability for its dismal record, and using shareholders’ money to do so? This is the same Entrenched Board that has presided over years of dreadful performance, including a 20% drop in share price this year alone. Campbell’s statement is an insult to shareholders who deserve a Company focused on improving its worst-in-class performance, not spending their money to try to hide the facts.”

As a reminder, we encourage all shareholders to also review The Independents and Fiction vs. Fact to understand more about why the Independent Slate will respect shareholder voices, end the Entrenched Board’s reign of error, and set Campbell on a new and profitable path. We urge all shareholders to VOTE THE WHITE CARD to elect the Independent Slate.

***

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

PLEASE REMEMBER TO CAN THE COMPANY’S CARD! If you return a Campbell’s proxy card – even by simply indicating “withhold” on the Company’s slate – you will revoke any vote you had previously submitted for the Third Point nominees on the WHITE proxy card.

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE

DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.

CONTACTS

For Media:

Third Point LLC

Elissa Doyle, 917-748-8533

Chief Marketing Officer

edoyle@thirdpoint.com

###

@ThirdPointLLC sent the following Tweets:

Today we’re setting the record straight on $CPB’s latest attempt to misrepresent our #CaseForChange and avoid taking responsibility for their #ReignofError. Click here to see our shareholder mailing and release https://bit.ly/2JACLsX (SEC Legend: http://bit.ly/SEC_Legend)

$CPB has spent over $8 BILLION on acquisitions since 2012, with NO strategic logic. It’s time to #RefreshTheRecipe (SEC Legend: http://bit.ly/SEC_Legend)

FICTION #11: $CPB says you should leave the same people who made the mess in charge of fixing it? No way! Get the facts here http://bit.ly/2O0DDHR. It’s time to #RefreshTheRecipe (SEC Legend: http://bit.ly/SEC_Legend)

@ThirdPointLLC retweeted the following:

@Breakingviews: Dan Loeb wins even if he loses his battle at Campbell Soup @TheRealLSL https://reut.rs/2Dg2JkT

@andypeaps: Heard on the Street: Campbell Soup Co. could stand to learn a thing or two from advice by hedge fund Third Point https://www.wsj.com/articles/what-campbell-can-learn-from-third-point-1540983600 … via @WSJ

@davidcarnevali: A juicy update on $CPB saga hit @Activistmonitor today: Third Point thinks it has an edge over company on hiring best CEO as prospects it interviewed have “reservations” over company’s desire to change, sources said. Article also anticipates possible tactical twists in campaign.

Third Point LLC also issued the following statement through additional social media outlets:

Today, Third Point mailed a summarized operational plan and called out the Entrenched Board for trying to mislead shareholders and avoid responsibility for their #ReignofError by mis-characterizing our plan. Click here to see the plan and press release https://bit.ly/2JACLsX (SEC Legend: http://bit.ly/SEC_Legend)

Dan Loeb wins if he loses at Campbell Soup

Reuters Breakingviews

By Lauren Silva Laughlin

Dan Loeb wins even if he loses his battle at Campbell Soup. The activist rightly blames bad dealmaking for the near-halving of the foodmaker’s share price over the past three years, and wants shareholders to replace the entire board of 12 people. Yet cost cuts from those bad deals should raise Campbell’s valuation whatever happens. The mass ousting he has proposed, meanwhile, is neither likely nor helpful.

The activist detailed a 100-day plan for the company in a presentation he published on Tuesday, including a proposal to “hit the ground running” to revive soup. Loeb reckons Campbell’s stock could be worth some $70 a share by 2022 if he can overhaul the board and implement changes. That’s roughly 45 percent higher than its current price, and almost where the stock traded in early 2016 before Campbell bought Pacific Foods and Snyder’s-Lance, leaving it financially and operationally stretched.

The idea is to boost EBITDA from an estimated $1.6 billion in 2019 to $2 billion by 2020. That’s easy to get behind. But nearly half of that increase comes from achieving cost savings from deals that were previously announced. In fact, if the company were to simply meet its expected cost cuts and do nothing else, using Loeb’s assumptions of net debt and his suggested 12 times EBITDA multiple to derive the company’s enterprise value, the shares that currently trade around $38 would be worth over $62 apiece by 2022, or nearly $46 in today’s money.

It may be that Loeb would be better at getting those cost savings out. His goal of replacing the whole board with his own people, though, is unrealistic. Campbell’s top three shareholders are heirs to the founder, and they collectively own more than 40 percent of the stock. Loeb would need to get roughly 85 percent of the outside shareholders on board with his plan – and even that’s only if all of them vote.

There’s a middle way: for Campbell to give Loeb a board seat or two as a compromise. That’s what activist Nelson Peltz got at Procter & Gamble in March, despite losing a similar vote, and would give investors the benefit of both continuity and expertise. There’s no point throwing the chefs out with the broth.

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What Campbell Can Learn from Third Point

The Wall Street Journal

By Aaron Back

October 31, 2018

Campbell Soup Co. could stand to learn a thing or two from its critics.

Dan Loeb’s activist hedge fund, Third Point, is seeking to replace Campbell’s entire board of directors in a November shareholder vote. It has made a case that Campbell’s board has done a poor job, which wasn’t too hard considering that the stock is down 30% over the last two years.

The more difficult case to make has been that the directors Third Point prefers could do a better one, especially since there appears to be no buyer out there for the whole company.

Third Point’s argument got a bit stronger on Tuesday as it released a plan to turn Campbell around. The company dismissed it in a statement as a mere copy of its own strategic plan unveiled in August, saying it relies on the same cost savings and synergies with recently acquired snack business Snyder’s-Lance.

This isn’t quite fair. Compared with Campbell’s plan, Third Point puts greater emphasis on stabilizing the core soup business by improving old recipes and removing unappealing ingredients like monosodium glutamate. It cites the precedent of Conagra’s successful renovation of old brands, which is rapidly becoming an industry model.

Campbell, by contrast, has focused most of its innovation away from its core. On Monday, it unveiled a new line of “Well Yes!” branded soups, in packages made for sipping soup on the go, with novel flavors like “sweet corn and roasted poblano.” Third Point is likely right that it would be better to update the company’s old classics and stop them from decaying.

Third Point also calls for a rethink of Campbell’s planned divestitures. This includes the international snack business, which has real potential, and smoothie and carrot maker Bolthouse Farms, which is troubled but likely couldn’t be sold for anything but a fire-sale price.

Finally, Third Point envisions a possible split between the grocery and snacks businesses, the merits of which are debatable, but which at least shows more willingness to countenance bold changes than Campbell has displayed so far.

Especially powerful is what Third Point has left unsaid—the possibility that Campbell’s dividend may need to be cut to fund new investments. This isn’t proposed anywhere in the plan, but is hinted at in Third Point’s strong language that Campbell is being run “for the benefit of corporate insiders and billionaire heirs.”

Family insiders opposed to Third Point own around 41% of the company and benefited from the $426 million of dividends it has paid out over the last four quarters.

This high ownership means Third Point faces steep odds in trying to replace the board. Even so, it would be in the own long-term interest of family members to at least listen to criticism from outsiders.

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IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.